EXHIBIT 3.1



                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                           IRON MOUNTAIN INCORPORATED

                         (as amended as of June 3, 1997)

                       -----------------------------------


         Iron Mountain Incorporated, a Delaware corporation (the "Corporation"), hereby certifies as follows:

         A. The name of the Corporation is Iron Mountain Incorporated, and the name under which the Corporation was originally incorporated was Iron Mountain Information Services, Inc.

         B. The date of filing of the Corporation's original Certificate of Incorporation with the Secretary of State was November 15, 1990; and the date of filing of its first Restated Certificate of Incorporation with the Secretary of State was December 13, 1990.

         C. This Restated Certificate of Incorporation restates, integrates and further amends the provisions of the first Restated Certificate of Incorporation of the Corporation, as heretofore amended.

         D. This Restated Certificate of Incorporation was duly adopted in accordance with Sections 242 and 245 of the Delaware General Corporation Law.

         E. The first Restated Certificate of Incorporation of the Corporation, as heretofore amended, is hereby amended and restated effective at 9:00 a.m. on February 6, 1996 to read in its entirety as follows:

         FIRST: The name of the Corporation is Iron Mountain Incorporated.

         SECOND: The address of the Corporation's registered office in the State of Delaware is The Prentice-Hall Corporation System, Inc., 1013 Centre Road, City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is The Prentice-Hall Corporation System, Inc.

         THIRD: The nature of the business or purposes to be conducted or promoted by the Corporation are to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.


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         FOURTH: The total number shares of all classes of capital stock that
Corporation shall have authority to issue is Twenty Three Million
(23,000,000)(1) shares, of which:

         (i) Twenty Million (20,000,000) shall be Common Stock, par value $.01 per share (the "Common Stock"),(2)

         (ii) One Million (1,000,000) shall be Nonvoting Common Stock, par value $.01 per share (the "Nonvoting Common Stock" and together with the Common Stock, the "Common Shares"), and

         (iii) Two Million (2,000,000) shall be Preferred Stock, par value $.01 per share (the "Preferred Stock" ).

         A. CERTAIN DEFINITIONS.
            --------------------

         For purposes of this Certificate of Incorporation, unless the context otherwise requires, the following terms (or any variant in the form thereof) have the following respective meanings. Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa, and the reference to any gender shall be deemed to include all genders.

                  The term "Applicable Law" shall mean any Law of any Authority, whether domestic or foreign, including without limitation all federal and state Laws, to which the Person in question is subject or by which it or any of its business or operations is subject or any of its property is bound.

                  The term "Authority" shall mean any governmental or quasi-governmental authority, whether administrative, executive, judicial, legislative or other, or any combination thereof, including without limitation any federal, state, territorial, county, municipal or other government or governmental or quasi-governmental agency, authority, board, body, branch, bureau, central bank or comparable agency or Entity, commission, court, department, instrumentality or other political unit or subdivision or other Entity of any of the foregoing, whether domestic or foreign.

                  The term "Certificate of Incorporation" means this Restated Certificate of Incorporation of the Corporation and any other document which pursuant to the Delaware General Corporation Law constitutes a part of the Corporation's Certificate of Incorporation, including any amendment to or restatement hereof and any certificate of designation in respect of any particular class or series of Preferred Stock from time to time in effect.

                  The term "Entity" shall mean any corporation, firm, limited liability company, unincorporated organization, association, partnership, trust, business trust, joint stock

------------------
(1)  Amended June 3, 1997.

(2)  Amended June 3, 1997.


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                                      -3-


         company, joint venture or other organization, entity or business, whether acting in an individual, fiduciary or other capacity, or any governmental or quasi-governmental authority, whether domestic or foreign and whether administrative, executive, judicial, legislative or other, or any combination thereof.

                  The term "Law" shall mean any administrative, judicial, legislative or other action, code, consent decree, constitution, decree, directive, enactment, finding, guideline, law, injunction, interpretation, judgment, order, ordinance, policy statement, proclamation, promulgation, regulation, requirement, rule, rule of law, rule of public policy, settlement agreement, statute, or writ, or the common law, or any particular section, part or provision thereof, or any interpretation, directive, guideline or request (having the force of law), of any Authority.

                  The term "Person" shall mean any natural individual or any Entity.

         B. GENERAL.
            --------

         Any and all shares of any class or series issued for which the full consideration has been paid or delivered, shall be deemed fully paid stock and the holders of such shares shall not be liable for any further call or assessment or any other payment thereon.

         No holder of any of the shares of stock of the Corporation, whether now or hereafter authorized or issued, shall be entitled as of right to purchase or subscribe for (i) any unissued stock of any class, or (ii) any additional shares of any class to be issued by reason of any increase of the authorized stock of the Corporation of any class, or (iii) bonds, certificates of indebtedness, debentures or other securities convertible into or exchangeable, or carrying any right to purchase or otherwise acquire, stock of any class of the Corporation.

         The Board of Directors of the Corporation may from time to time authorize by resolution the issuance of any or all shares of the Common Stock and the Preferred Stock herein authorized or any class or series of capital stock hereafter authorized, together with any additional shares of any class or series to be issued by reason of any increase of the authorized stock of the Corporation of any class or series, or bonds, certificates of indebtedness, debentures or other securities convertible into or exchangeable for, or carrying any right to purchase or otherwise acquire, stock of any class or series of the Corporation, for such purposes, in such amounts, to such Persons, for such consideration and, in the case of the Preferred Stock, in one or more series or classes, all as the Board of Directors in its sole and absolute discretion may from time to time determine and without any vote, approval, consent or other action by the stockholders, except as otherwise required by Applicable Law.

         C. COMMON SHARES.
            --------------

         Subject to all the rights which may be granted to holders of the Preferred Stock and except as otherwise required by Applicable Law, the relative voting, dividend, liquidation and other rights, preferences and limitations or restrictions of the Common Stock and the Nonvoting Common Stock are as follows:


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         1. The Common Stock and the Nonvoting Common Stock shall have identical rights and privileges in every respect, except as expressly set forth in the following paragraphs of this Section C.

         2. Voting Rights. Except as otherwise required by Applicable Law or this Certificate of Incorporation, on all matters to be voted on by stockholders of the Corporation, each holder of Common Stock shall have one vote in respect of each share of Common Stock held of record by such holder on the books of the Corporation. The holders of Nonvoting Common Stock shall not be entitled to vote on any matters submitted to the stockholders of the Corporation except as otherwise required by Applicable Law, in which case (and irrespective of any class vote relating to increases or decreases in the authorized shares of Nonvoting Common Stock such holders would otherwise be entitled to under Section 242(b) of the Delaware General Corporation Law) holders of Nonvoting Common Stock shall vote (at the rate of one vote for each share of Nonvoting Common Stock held of record by such holder on the books of the Corporation) together with holders of Common Stock and, if applicable, Preferred Stock, as a single class on such matter unless otherwise required by Applicable Law (other than any class vote required by Section 242(b) of the Delaware General Corporation Law). Except as otherwise required by Applicable Law or provided herein or determined by the Board of Directors pursuant to Section D below, holders of Common Stock shall vote together with holders of Preferred Stock having voting rights, as a single class on all matters submitted to the stockholders for a vote, including any amendment to increase or decrease the number of authorized shares of Common Stock (irrespective of Section 242(b) of the Delaware General Corporation Law), subject to any special or preferential voting rights of any series of Preferred Stock from time to time outstanding.

         3. Dividends. At any time shares of Common Stock are outstanding, as and when dividends or other distributions payable in either cash, capital stock of the Corporation (other than Common Stock or Nonvoting Common Stock) or other property of the Corporation may be declared by the Board of Directors, the amount of any such dividend payable on each share of Common Stock shall in all cases be equal to the amount of such dividend payable on each share of Nonvoting Common Stock, and the amount of any such dividend payable on each share of Nonvoting Common Stock shall in all cases be equal to the amount of the dividend payable on each share of Common Stock. Dividends and distributions payable in shares of Common Stock may not be made on or to shares of any class of the Corporation's capital stock other than the Common Stock, and dividends payable in shares of Nonvoting Common Stock may not be made on or to shares of any class of the Corporation's capital stock other than the Nonvoting Common Stock. If a dividend or distribution payable in shares of Common Stock shall be made on the shares of Common Stock, a dividend or distribution payable in shares of Nonvoting Common Stock shall be made simultaneously on the shares of Nonvoting Common Stock, and the number of shares of Nonvoting Common Stock payable on each share of Nonvoting Common Stock pursuant to such dividend or distribution shall be equal to the number of shares of Common Stock payable on each share of Common Stock pursuant to such dividend or distribution. If a dividend or distribution payable in shares of Nonvoting Common Stock shall be made on the shares of Nonvoting Common Stock, a dividend or distribution payable in shares of Common Stock shall be made simultaneously on the shares of Common Stock, and the number of shares of Common Stock payable on each share of Common Stock pursuant to such dividend or distribution shall be equal to the number of shares of Nonvoting


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                                      -5-


Common Stock payable on each share of Nonvoting Common Stock pursuant to such dividend or distribution.


         4. Consideration on Merger, Consolidation, etc.; Distribution of Assets Upon Liquidation. In any merger, consolidation or business combination, the consideration to be received per share by the holders of shares of Common Stock and shares of Nonvoting Common Stock shall be distributed ratably to each share of Common Stock and Nonvoting Common Stock in accordance with the number of shares thereof and without regard to class, except that in any such transaction in which shares of capital stock and/or other securities (including debt securities) (including without limitation those of a surviving Entity, or the direct or indirect parent Entity thereof, whether or not such surviving Entity is the Corporation) are to be distributed, such shares (or other securities) may differ only as to voting rights to the extent that the voting rights of the Common Stock and the Nonvoting Common Stock differ immediately prior to such merger, consolidation or business combination.

         In the event the Corporation shall be liquidated, dissolved or wound up, whether voluntarily or involuntarily, after there shall have been paid or set aside for the holders of all shares of the Preferred Stock then outstanding the full preferential amounts to which they may be entitled, if any, under the resolutions authorizing the issuance of such Preferred Stock, the net assets of the Corporation remaining thereafter shall be distributed ratably to each share of Common Stock and Nonvoting Common Stock in accordance with the number of shares thereof and without regard to class. For the purposes of this paragraph, neither the merger, consolidation or business combination of the Corporation with or into any other Entity in which the stockholders of the Corporation receive capital stock and/or other securities (including debt securities) of the surviving Entity (or of the direct or indirect parent Entity thereof), nor the sale, lease or transfer by the Corporation of all or any part of its business and assets, nor the reduction of the capital stock of the Corporation, shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

         5. Subdivision or Combination of Common Shares. The shares of Common Stock or Nonvoting Common Stock, as the case may be, shall not be split up or subdivided into a greater number of shares or combined into a smaller number of shares, whether by stock distribution, reclassification, recapitalization or otherwise, unless at the same time the shares of the other class of Common Shares are split up, subdivided or combined so that the number of shares thereof outstanding shall be proportionately adjusted.

         6. Conversion of Nonvoting Common Stock into Common Stock. In connection with any public offering or public sale of Common Stock (including a registered offering or a sale pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended, or any similar rule then in force), each holder of Nonvoting Common Stock shall be entitled to convert any or all of such holder's shares of Nonvoting Common Stock being actually distributed to the public or sold to an underwriter, broker-dealer or market maker for actual sale to the public into an equal number of shares of Common Stock (subject to equitable adjustment to reflect stock splits, stock dividends, stock combinations, recapitalizations and like occurrences).

         Each share of Nonvoting Common Stock shall be convertible into one share of Common Stock, at any time and from time to time, (i) if the holder thereof is not a "bank holding company"


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or an affiliate of a "bank holding company" under the Bank Holding Company Act of 1956, as amended (the "BHC Act"), then at the option of the holder thereof, or (ii) if the holder thereof is a "bank holding company" or an affiliate of a "bank holding company" under the BHC Act, then upon delivery to the Corporation of a certificate signed by or on behalf of such holder or holders to the effect that such holder and its affiliates would hold less than 5% of the outstanding Common Stock (or such greater amount as shall be permitted by Applicable Law, including, without limitation, the BHC Act) after giving effect to such conversion, assuming the conversion by such holder and its affiliates of all securities convertible into Common Stock owned by them and the exercise by the holder and its affiliates of all warrants, options and rights to acquire Common Stock and without giving effect to the exercise of such convertible securities, options, warrants or rights by any other party, in form and substance reasonably acceptable to the Corporation.

         Such conversion right may be exercised as to any portion of Nonvoting Common Stock held by a holder by delivering to the Corporation during regular business hours, at the office of the Corporation or any transfer agent of the Corporation for the Common Shares as may be designated by the Corporation, the certificate or certificates for the shares to be converted, duly endorsed or assigned in blank or to the Corporation (if required by it), accompanied by written notice stating that such holder elects to convert such shares into Common Stock, specifying the number of shares of Common Stock to be issued and stating the name or names (with address) in which the certificate or certificates for such shares of Common Stock are to be issued. Conversion shall be deemed to have been effected on the date when the aforesaid delivery is made. As promptly as is practicable thereafter, the Corporation shall issue and deliver to such holder, or upon the written order of such holder to the place designated by such holder, a certificate or certificates representing that number of shares of Common Stock to which such holder is entitled; provided, however, that, upon reasonable request by the Corporation, as a condition to such issuance and delivery of shares of Common Stock to any person other than such holder, such holder shall have provided to the Corporation evidence reasonably satisfactory to the Corporation that such transfer shall have been consummated in accordance with Applicable Law. The person in whose name the certificate or certificates representing Common Stock are to be issued shall be deemed to have become a Common Stock holder of record on the applicable conversion date unless the transfer books of the Corporation are closed on that date, in which event such holder shall be deemed to have become a Common Stock holder of record on the next succeeding date on which the transfer books are open. Upon conversion of only a portion of the number of shares covered by a certificate representing shares of Nonvoting Common Stock surrendered for conversion, the Corporation shall issue and deliver to such holder, at the expense of the Corporation, a new certificate covering the number of shares of the Nonvoting Common Stock representing the unconverted portion of the certificate so surrendered.

         D. PREFERRED STOCK.
            ----------------

         Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more classes or series and, in connection with the creation of any such class or series, to fix by the resolution or resolutions providing for the issue of shares thereof the designation, voting powers, preferences, and relative, participating, optional, or other special rights of such class or series, and the qualifications, limitations, or restrictions thereof. Such authority of the Board of Directors with respect to each such class or series shall include, but not be limited to, the determination of the following:


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         (a) The distinctive designation of, and the number of shares comprising, such class or series, which number may be increased (except where otherwise provided by the Board of Directors in creating such class or series) or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the Board of Directors without stockholder approval (including the holders of such class or series of Preferred Stock);

         (b) The dividend rate or amount for such class or series, the conditions and dates upon which such dividends shall be payable, the form in which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes or any other series of the same or any other class or classes of stock, and whether or not such dividends shall be cumulative, and if so, from which date or dates for such class or series;

         (c) Whether or not the shares of such class or series shall be subject to redemption by the Corporation or the holders thereof and the times, prices, and other terms and conditions of such redemption;

         (d) Whether or not the shares of such series shall be subject to the operation of a sinking fund or purchase fund to be applied to the redemption or purchase of such shares and if such a fund be established, the amount thereof and the terms and provisions relative to the application thereof;

         (e) Whether or not the shares of such series shall be convertible into or exchangeable for shares of any other class or classes, or of any other series of any class or classes, of stock of the Corporation or any other Entity and if provision be made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange;

         (f) Whether or not the shares of such class or series shall have voting rights, in addition to the voting rights provided by Law, and if they are to have such additional voting rights, the extent thereof;

         (g) The rights of the shares of such class or series in the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation or upon any distribution of its assets, and the relative rights of priority, if any, of payment of such shares; and

         (h) Any other powers, preferences, and relative, participating, optional, or other special rights of the shares of such class or series, and the qualifications, limitations, or restrictions thereof, to the full extent now or hereafter permitted by Applicable Law and not inconsistent with the rights or provisions of any other class or series of Common Shares or Preferred Stock of the Corporation.


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         FIFTH: For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders, it is further provided that:

         1. Powers of the Board of Directors. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authorities herein or by statute expressly conferred upon it, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the laws of the State of Delaware, this Certificate of Incorporation and the By-Laws of the Corporation. Except as otherwise provided by the Delaware General Corporation Law, any committee of the Board of Directors shall have and may exercise, to the extent provided in the By-Laws of the Corporation or by the resolutions of the Board of Directors, all of the powers and authority of the Board of Directors of the Corporation in the management of the business and affairs of the Corporation.

         2. Number and Terms of Directors. Subject to the rights of the holders of shares of any class or series of Preferred Stock to elect additional Directors under specified circumstances, the number of Directors of the Corporation shall be fixed by the Board of Directors of the Corporation and may be increased or decreased from time to time in such a manner as may be prescribed by the By-Laws.

         The Directors shall be divided into three classes, as nearly equal in number as possible. One class of Directors has been initially elected for a term expiring at the annual meeting of stockholders to be held in 1996, another class has been initially elected for a term expiring at the annual meeting of stockholders to be held in 1997, and another class has been initially elected for a term expiring at the annual meeting of stockholders to be held in 1998, with members of each class to hold office until their successors are elected and qualified. At each succeeding annual meeting of the stockholders of the Corporation, the successors of the class of Directors whose term expires at that meeting shall be elected by plurality vote of all votes cast at such meeting to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

         3. Newly Created Directorships and Vacancies. Newly created directorships resulting from any increase in the authorized number of directors or any vacancy in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or otherwise shall be filled only by a majority vote of the directors then in office, though less than a quorum, or by a sole remaining director, or, if no directors remain, then by the stockholders of the Corporation, and directors so chosen shall hold office for a term expiring at the next election of the class for which such Director has been chosen. No decrease in the authorized number of directors shall shorten the term of any incumbent director.

         4. Election and Nominations of Directors. Unless and except to the extent that the By-Laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot. Directors need not be stockholders. Advance notice of stockholder nominations for the election of Directors and advance notice of business to be brought by stockholders before an annual meeting shall be given in the manner provided in the By-Laws of the Corporation.


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         5. Removal of Directors. Subject to the rights of the holders of shares of any class or series of Preferred Stock, any Director may be removed from office by the stockholders in the manner provided in this Section 5 of Article FIFTH. At any annual meeting of the stockholders of the Corporation or at any special meeting of the stockholders of the Corporation, the notice of which shall state that the removal of a Director or Directors is among the purposes of the meeting, the affirmative vote of the holders of at least 80 percent of the combined voting power of the stock of the Corporation entitled to vote in the election of Directors generally, voting together as a single class, may remove such Director or Directors only for cause.

         6. No Action By Written Consent of Stockholders. Subject to the rights of the holders of shares of any class or series of Preferred Stock in respect of actions to be taken by the holders of such shares, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by the stockholders.

         7. Stockholders' Meetings. Subject to the rights of the holders of shares of any class or series of Preferred Stock in respect of meetings of the holders of such shares, meetings of stockholders of the Corporation may be called only by the Chairman of the Board of Directors, if any, or the Board of Directors pursuant to a resolution adopted by majority vote of the Board of Directors.

         8. Rights of Preferred Stock. Notwithstanding the foregoing, whenever the holders of any class or series of Preferred Stock shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation specifically applicable thereto.

         Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of at least 80 percent of the voting power of the stock of the Corporation entitled to vote in the election of Directors generally, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with this Article FIFTH.

         SIXTH:

         1. Indemnification Other than Actions by or on Behalf of the Corporation. The Corporation shall indemnify and hold harmless to the fullest extent permitted by Applicable Law, as it presently exists or may hereafter be amended, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he or she is or was a director, trustee, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, partner, trustee, officer, employee or agent of another Entity against all liability, losses, expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the


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                                      -10-


Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.


         2. Indemnification in Actions by or on Behalf of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, trustee, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, partner, trustee, officer, employee or agent of another Entity against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.

         3. Additional Indemnification as to Expenses. Without intending to limit the generality of the indemnification provided in Sections 1 and 2 of Article SIXTH and in addition thereto, to the extent that any person referred to in Sections 1 and 2 of this Article SIXTH has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to therein, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

         4. Authorization. Any indemnification under Sections 1 and 2 of this Article SIXTH (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, trustee, partner, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in such Sections 1 and 2 of this Article SIXTH. Such determination shall be made (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iii) by the stockholders.

         5. Expense Advance. Expenses (including attorneys' fees) incurred by an officer or director of the Corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article SIXTH. Such expenses (including attorneys' fees)


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                                      -11-


incurred by other persons referred to in Sections 1 and 2 of this Article SIXTH may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

         6. Nonexclusivity. The indemnification and advancement of expenses provided by, or granted pursuant to, the other paragraphs of this Article SIXTH shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any statute, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

         7. Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, trustee, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, partner, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article SIXTH.

         8. "The Corporation". For purposes of this Article SIXTH, references to "the Corporation" include, in addition to the resulting Corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, trustees, employees or agents so that any person who is or was a director, officer, trustee, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, trustee, partner, officer, employee or agent of another Entity shall stand in the same position under the provisions of this Article SIXTH with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

         9. "Other Enterprises". For purposes of this Article SIXTH, references to "other enterprises" or "entities" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, trustee, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, trustee, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article SIXTH.

         10. Continuation of Indemnification. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article SIXTH shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, partner, trustee, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         11. Other Indemnification. The Corporation's obligation, if any, to indemnify any person who was or is serving at its request as a director, trustee, partner, officer, employee or agent of another Entity shall be reduced by any amount such person collects as indemnification from such other corporation, partnership, limited liability company, joint venture, trust or other enterprise or from insurance.

         12. No Amendment. No amendment or repeal of the provisions of this Article SIXTH shall adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such amendment or repeal.

         SEVENTH: A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that exculpation from liability is not permitted under the General Corporation Law of Delaware as in effect when such breach occurred. Neither the amendment or repeal of this Article SEVENTH, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article SEVENTH, shall eliminate, reduce or adversely affect the effect of this Article SEVENTH in respect of any act or omission occurring, or any cause of action, suit or claim that, but for this Article SEVENTH, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

         EIGHTH: In furtherance and not in limitation of the powers conferred by the Laws of the State of Delaware, the Board of Directors is expressly authorized and empowered to amend, alter, change and repeal the By-Laws. The By-Laws of the Corporation may be amended, altered, changed or repealed, and a provision or provisions inconsistent with the provisions of the By-Laws as they exist from time to time may be adopted, only by the majority of the entire Board of Directors or with the approval of the holders of not less than sixty-six and two-thirds percent (66-2/3%) of the voting power of all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (except that the affirmative vote of at least 80% of the voting power of the capital stock of the Corporation entitled to vote in the election of Directors generally, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with the provisions of the By-Laws establishing classes of directors, limiting the rights of the stockholders to remove or nominate directors or bring business before annual meetings of stockholders, filling vacancies of the Board of Directors and providing for limitations on calling special meetings of the stockholders).

         NINTH: Except for the provisions in Articles FOURTH, SIXTH, SEVENTH, AND EIGHTH, and this Article NINTH, none of which provisions or authorization shall be amended, altered, changed or repealed except with the approval of the holders of not less than sixty-six and two-thirds percent (66-2/3%) of the voting power of all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, and any other provisions contained in this Certificate of Incorporation that by their terms require a higher vote, the Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation (including provisions as may hereafter be added or inserted in this Certificate of Incorporation as authorized by the Laws of the State of Delaware) in the manner now or hereafter prescribed by Delaware General

Corporation Law. All rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other person whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Article NINTH.


         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by its Chairman of the Board and Chief Executive Officer and attested by its Assistant Secretary this 2nd day of February, 1996.


                                          IRON MOUNTAIN INCORPORATED


                                          By:  /s/ C. Richard Reese
                                               --------------------------------
                                               Name:  C. Richard  Reese
                                               Title: Chairman of the Board and
                                                      Chief Executive Officer


ATTEST:



By:  /s/ Garry B. Watzke
     --------------------------------
     Name:  Garry B. Watzke
     Title: Assistant Secretary